Exhibit 99.1

Press Release
November 26, 2018	7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces a New Organic

Flat Roll Steel Mill Investment

FORT WAYNE, INDIANA, November 26, 2018 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that its Board of Directors has authorized the company to construct a new state-of-the-art, electric-arc-furnace (EAF) flat roll steel mill in the United States.  The facility is anticipated to have an annual production capacity of approximately 3.0 million tons with the capability to produce the latest generation of Advanced High Strength Steel products.  The project will include value-added finishing lines, including a galvanizing line with an annual capacity of 450,000 tons, and a paint line with an annual coating capacity of 250,000 tons.  The product offering is anticipated to include various flat roll steel products, including hot roll, cold roll, galvanized, Galvalume® and painted steel, primarily serving the energy, automotive, construction, and appliance sectors.  The current estimated investment is $1.7 billion to $1.8 billion, with anticipated direct job creation of approximately 600 well-paying positions, and numerous opportunities for indirect job growth from other support service providers.

The company currently expects to locate the facility in the southwestern United States, to cost effectively serve not only the southern United States, but also the underserved Mexican flat roll steel market.  Determination of the final site location is subject to state and local government infrastructure and incentive support.  Upon final site selection and the receipt of required environmental and operating permits, the company would expect to begin construction in 2020, followed by the commencement of operations in the second half of 2021.

“We believe our unique operating culture, coupled with our considerable experience in successfully constructing and operating cost-effective and highly profitable steel mills, positions us well to execute this greenfield opportunity, and to deliver strong long-term value creation,” said Mark. D. Millett, President and Chief Executive Officer.  “We plan to utilize new technologies that will further reduce the gap between existing EAF and integrated steel mill production capabilities.  We are excited to announce this investment, which is a culmination of our intentional focus to cost effectively further serve the customers in this growing flat roll steel consuming region, while increasing our steelmaking capacity and value-added product capability.  As a site location is finalized and equipment negotiations are completed, we look forward to updating you on this important strategic initiative.”

The company believes this planned growth investment is differentiated and supported by the following key competitive and strategic advantages:

•                  Safety and Culture

•                  This investment will benefit from Steel Dynamics’ focus on safety, its low-cost operating framework and entrepreneurial performance-based incentive culture.

•                  Geographic Diversification

•                  The new facility will serve the growing southern U.S. energy and construction sectors, which consume considerable amounts of flat roll steel products.

•                  The new facility will also serve the growing steel consuming northern and mid-central regions of Mexico, which consume considerable amounts of flat roll steel products for the automotive and appliance sectors.

•                  The site will have a significant competitive edge in the region, with meaningful regional freight cost and logistics advantages.

•                  Product Quality and Diversification

•                  The new facility will be designed with state-of-the-art technologies to produce the highest strength steels available to more comprehensively serve the automotive, energy and equipment sectors.

•                  The new technology will allow for greater steel product optionality, including the use of thicker slabs and greater width capabilities, to increase product quality and finished product application alternatives.

•                  Organic Growth Success Track Record

•                  Steel Dynamics’ employees and its executive leadership have extensive experience constructing and operating EAF steel mills and downstream value-add finishing lines.

•                  Sustainability

•                  This project will provide meaningful well-paying U.S. jobs and talent development opportunities, with safety and sustainability as a primary focus.

•                  Consistent with existing Steel Dynamics’ EAF steel mills, this new steel mill will provide an energy efficient, lower environmental impact steelmaking alternative, compared to average typical global steelmaking technologies in use today.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses or assets; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500